Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aviat Networks, Inc.

Austin, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated August 27, 2020, relating to the consolidated financial statements of Aviat Networks Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended July 3, 2020.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, CA

April 13, 2021